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                                                                       EXHIBIT 5

                 [ORRICK HERRINGTON & SUTCLIFFE LLP LETTERHEAD]

 April 7, 2006


 The A Consulting Team, Inc.
 200 Park Avenue South
 New York, New York  10003

     Re: Registration Statement on Form S-8


     Ladies and Gentlemen:

     At your request, we are rendering this opinion in connection with the proposed issuance by The A Consulting Team, Inc., a New York corporation (the "Company"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of 975,000 shares of the Company's common stock, $0.01 par value (the "Common Stock"), which are to be offered and sold by the Company pursuant to awards under The A Consulting Team, Inc. Amended and Restated 1997 Stock Option and Award Plan (formerly, The A Consulting Team, Inc. 1997 Stock Option and Award Plan, as amended May 24, 2001; the "Plan").

     We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

     Based on such examination, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Plan are duly authorized, and when issued and sold as described in the Plan and the Registration Statement, will be legally issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                                         Very truly yours,

                                         /s/ORRICK HERRINGTON & SUTCLIFFE LLP
                                         ------------------------------------
                                         Orrick, Herrington & Sutcliffe LLP